                                                                  EXECUTION COPY


                                                                        4(d)(11)




               FIRST AMENDMENT TO TRUST AGREEMENT (AA 1991 AF-2)

                      (Redesignated AA 1994 PTC Series AC)





                            Dated as of May 26, 1994



                                    between



                           AT&T CREDIT HOLDINGS, INC.
                  (FORMERLY KNOWN AS AT&T CREDIT CORPORATION)
                                        as the Owner Participant

                                      and

                           WILMINGTON TRUST COMPANY,
                                        as the Owner Trustee







                          One Boeing 757-223 Aircraft
                                     N648AA

                       Leased to American Airlines, Inc.




                                       Series AC

               FIRST AMENDMENT TO TRUST AGREEMENT (AA 1991 AF-2)


                 This FIRST AMENDMENT TO TRUST AGREEMENT (AA 1991 AF-2), dated as of May 26, 1994, between AT&T CREDIT HOLDINGS, INC. (formerly known as AT&T Credit Corporation), a Delaware corporation (the "Owner Participant") and WILMINGTON TRUST COMPANY, a Delaware banking corporation in its individual capacity as noted and as trustee hereunder (herein in such capacity the "Owner Trustee").


                              W I T N E S S E T H:


                 WHEREAS, the Owner Participant, the Owner Trustee, American Airlines, Inc., a Delaware corporation (the "Lessee"), Banque Indosuez (the "Original Loan Participant"), and NationsBank of Georgia, National Association (formerly known as C&S/Sovran Trust Company (Georgia), National Association), a national banking association, as Indenture Trustee (the "Indenture Trustee"), entered into the Participation Agreement (AA 1991 AF-2), dated as of June 25, 1991 (such Participation Agreement being herein called the "Original Participation Agreement"), providing for the sale and lease of one Boeing 757-223 aircraft, bearing U.S. registration number N648AA (the "Aircraft");

                 WHEREAS, the Owner Participant and the Owner Trustee entered into a Trust Agreement (AA 1991 AF-2), dated as of June 25, 1991 (such Trust Agreement, as originally entered into, being herein called the "Trust Agreement"), pursuant to which Trust Agreement the Owner Trustee agreed, among other things, to hold the Trust Estate (as defined in Section 1.01 of the Trust Agreement), which agreement was duly filed with the FAA as an attachment to the Trust Indenture and Security Agreement (AA 1991 AF-2), dated as of June 25, 1991, relating to the Aircraft, together with other attachments thereto, on July 10, 1991, as one document, and assigned Conveyance No. BB18867;

                 WHEREAS, subsequent to the execution and delivery of the Original Participation Agreement and prior to the date hereof, the Original Loan Participant transferred a portion of its interest in the loan certificate issued to it pursuant to the Original Indenture to Credit National (together with the Original Loan Participant, the "Original





                                        Series AC

Loan Participants"), and the Owner Trustee issued a replacement certificate to the Original Loan Participant and a certificate to Credit National, each substantially in the form set forth in Article II of the Original Indenture (together, the "Certificates").

                 WHEREAS, Section 20 of the Original Participation Agreement contemplates the redemption of the Loan Certificates as part of a refunding or refinancing operation, and the Lessee has given its written notice to the Owner Participant and the Owner Trustee pursuant to such Section 20 of its desire to implement such a refunding or refinancing operation; and

                 WHEREAS, in order to effect such refinancing, the Lessee, the Owner Participant, the Owner Trustee, State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, the Loan Participants, the Indenture Trustee and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee, are entering into the Refunding Agreement, dated as of May 26, 1994, and in connection therewith the Owner Participant and the Owner Trustee wish to amend the Trust Agreement by entering into this First Amendment to the Trust Agreement;

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

                 SECTION 1.  Amendment to Section 1.01 of the Trust Agreement.
a. The definition of "Operative Documents" is amended by adding the words "the Refunding Agreement, the Equipment Notes," after the words "Trust Indenture,".

                 b. The definition of "Certificate" is amended to read as follows:

                 "`Certificate' means the loan certificates substantially in the form set forth in Article II of the Original Indenture and issued under such Indenture to the Original Loan Participants."

                 c. The following definitions of "Equipment Notes", "Loan Trustee", "Original Indenture", "Pass Through Trustee", "Refunding Agreement" and "Refunding Date" shall be inserted in Section 1.01 of the Trust Agreement in alphabetical order.

                                   Series AC

                 "Equipment Notes" has the meaning set forth in the Trust Indenture.

                 "Loan Trustee" means State Street Bank and Trust Company of Connecticut, National Association.

                 "Original Indenture" means the Trust Indenture and Security Agreement (AA 1991 AF-2), dated as of June 25, 1991, between the Owner Trustee and the Indenture Trustee, as supplemented by Trust Agreement and Indenture Supplement No. 1 (1991 AF-2) dated July 10, 1991.

                 "Pass Through Trust Agreement" means the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between American Airlines, Inc. and the Pass Through Trustee, as amended, supplemented or otherwise modified from time to time.

                 "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee under the Pass Through Trust Agreement.

                 "Refunding Agreement" means the Refunding Agreement (AA 1994 PTC Series AC), dated as of May 26, 1994, among the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Participant, the Loan Trustee and the Pass Through Trustee, as the same may be supplemented, amended or modified from time to time.

                 "Refunding Date" has the meaning set forth in the Refunding Agreement.

                 SECTION 2.  Amendments of Article III of the Trust Agreement.
a. Clause (g) of Section 3.04 of the Trust Agreement is hereby amended by deleting the words "Section 5.06 of the Trust Indenture" and substituting therefor the words "Section 5.01(b) of the Trust Indenture".

                 b. Article III of the Trust Agreement is hereby amended by adding the following subsection:

                          "Section 3.07 Authorization and Conditions Precedent in Respect of Refunding. (a) Authorization. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that on the Refunding Date it will, subject to due compliance with the terms of
         Section 3.07(b) hereof:

                                   Series AC

                      (i) enter into the Refunding Agreement and the Amended and Restated Indenture (as defined in the Refunding Agreement);

                     (ii) cancel the Certificates surrendered to it by the Loan Trustee; and

                    (iii) issue to the Pass Through Trustee Equipment Notes in respect of the Aircraft in the amounts and otherwise as provided in the Refunding Agreement and the Trust Indenture;

                          (b) Conditions Precedent. The right and obligation of the Owner Trustee to take the action required by Sections 3.07(a)(ii) and (iii) hereof shall be subject to the following conditions precedent:

                          (i) the Owner Trustee shall have been paid the amounts required to be paid to it under Section 1 of the Refunding Agreement; and

                     (ii) the terms and conditions of Section 3 of the Refunding Agreement shall have been waived or complied with in a manner satisfactory to the Owner Participant."

                 SECTION 3. Amendment of Article VI to the Trust Agreement. Clause (iii) of Section 6.02 of the Trust Agreement is hereby amended by deleting the words "Section 4.01 of the Trust Indenture" and substituting therefor the words "Section 4.01(b) of the Trust Indenture".

                 SECTION 4.  Amendment of Article X to the Trust Agreement.
(a) Clause (ii) of Section 10.01(a) of the Trust Agreement is hereby amended by deleting the words "Article VIII of the Trust Indenture" and substituting therefor the words "Article 11 of the Trust Indenture".

                 b. Section 10.01(a) of the Trust Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting therefor the following sentence:

                 "Notwithstanding the foregoing, (x) except to the extent permitted by Section 9(d) of the Participation Agreement, no supplement to this Trust Agreement or waiver or modification of the terms hereof shall be permitted, and (y) with-

                                   Series AC
                 out the consent of the Indenture Trustee, none of
                 Article IV, this Section 10.01(a), Section 11.01 or Section
                 11.04 shall be amended, and compliance with any provisions thereof shall not be waived by the Owner Trustee, until the final satisfaction and discharge of the Trust Indenture pursuant to Section 10.01 thereof."

                 SECTION 5.  Amendment of Article XI to the Trust Agreement.
Section 11.01 of the Trust Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

                 "Notwithstanding any provision herein to the contrary, the Owner Participant shall not revoke or terminate this Trust Agreement without the consent of the Indenture Trustee until the final satisfaction and discharge of the Trust Indenture pursuant to Section 10.01 thereof. In addition, except as otherwise expressly provided herein, the Owner Participant may not withdraw any part of the Trust Estate subject to the Lien of the Trust Indenture prior to the discharge of such Lien with respect to such part of the Trust Estate pursuant to the Trust Indenture without the consent of the Indenture Trustee."

                 b. Section 11.04 of the Trust Agreement is hereby amended by adding the phrase ", the Indenture Trustee" after the words "Owner Trustee" in each place where the words "Owner Trustee" appear in such Section.

                 SECTION 6. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning assigned in the Trust Agreement.

                 SECTION 7. Ratification. Except as hereby amended, the Trust Agreement shall remain in full force and effect.

                 SECTION 8. Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an

                                   Series AC
original, but all such counterparts shall together constitute but one and the same instrument. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                   Series AC

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                   WILMINGTON TRUST COMPANY


                                                   By ________________________
                                                      Name:
                                                      Title:



                                                   AT&T CREDIT HOLDINGS, INC.
                                                   (FORMERLY KNOWN AS AT&T
                                                   CREDIT CORPORATION)


                                                   By ________________________
                                                      Name:
                                                      Title:

                                   Series AC